UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2007

URANIUM STAR CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-51151 (Commission File Number)	20-0803515 (IRS Employer Identification No.)

1001 – 141 Adelaide St. W., Toronto, Ontario, Canada (Address of Principal Executive Offices )	M5H 3L5 (Zip Code)

Registrant's Telephone Number, including area code:  (416) 364-7024

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In a press release disseminated on July 19, 2007, Uranium Star Corp. announced that in connection with its exploration activities on its Sagar Property in Northern Quebec, it intersected 4.5 meters (14.76 feet) averaging 22.7g/t Gold (Au) including 31.5g/t (9.86 feet) over 3 meters within bedrock in one reverse circulation (RC) hole drilled in the highly prospective target area described in the Uranium Star Corp. press release dated July 5, 2007.  This bedrock consists of strongly hematitic, kaolinite and calcite cemented fine grained arkosic sandstone.

The above results were retested using the XRF on a different portion of the sample material and analogous results confirmed the initial tests. It should be noted that the analytical values for gold come from the onsite InnovXsystems-X50 XRF that is used to analyze all soil and RC samples. Sample results will be verified by ALS Chemex using fire assay gold determinations.  To date there are no commercial lab results to directly compare to the XRF units results and some variability in gold values may occur.

Item 9.01. Financial Statements and Exhibits

Exhibits

Number	Description
99.1	Press Release dated July 19, 2007

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANIUM STAR CORP.

(Registrant)

Date: July 19, 2007

  /s/ J.A. Kirk McKinnon

______________

J.A. Kirk McKinnon

President and Chief Executive Officer

Exhibit 99.1

Uranium Star Corp. OTC Bulletin Board: URST FRANKFURT: YE5 Other Recent News

July 19, 2007

Uranium Star Discovers Significant Intersection of 22.7g/t Gold (Au) Over 4.5 Meters at the Sagar Property in Northern Quebec

TORONTO, ONTARIO--(Marketwire - July 19, 2007) -

Gold Discovery Within Bedrock

On July 16, 2007 Uranium Star Corp. (OTCBB:URST)(FRANKFURT:YE5) intersected 4.5 meters (14.76 feet) averaging 22.7g/t Gold (Au) including 31.5g/t (9.86 feet) over 3 meters within bedrock in one reverse circulation (RC) hole drilled in the highly prospective target area described in the Uranium Star press release dated July 5, 2007. This bedrock consists of strongly hematitic, kaolinite and calcite cemented fine grained arkosic sandstone.

The above results were retested using the XRF on a different portion of the sample material and analogous results confirmed the initial tests. It should be noted that the analytical values for gold come from the onsite InnovXsystems-X50 XRF that is used to analyze all soil and RC samples. Sample results will be verified by ALS Chemex using fire assay gold determinations. To date there are no commercial lab results to directly compare to the XRF units results and some variability in gold values may occur.

The RC hole was drilled vertically and additional drilling will be required to determine the true width of the mineralized material mentioned above.

Structure Found

Prospecting of this target area has identified a structure in outcrop containing abundant stacked, essentially northeast trending, albite veins. Albite is the principal alteration mineral in the Mistamisk boulders that contain both uranium and gold. This or similar structures would appear to also pass through the Eagle Showing area on the east side of the horst where Uranium Star found numerous uraniferous boulders in 2006. One of Inmet's 1998 drill holes located to the NNE of the Eagle Showing intersected 1.83 meters grading 0.12% uranium and 2.3g/t Au. It is interpreted that the Eagle Showing area, the Inmet drill mineralization and the newly found mineralization may all be related to the same structural regime.

F. William Nielsen, P. Geo. & Director commented, "This is the best mineralized hole drilled on the Sagar property to date and the Company is optimistic that additional mineralized zones will be discovered and defined as our understanding of the geology and structures increases. The camp operation at Sagar is performing exceptionally well and the quick turn around of our drilling results on site enable our exploration team to adjust and focus very quickly."

Ongoing Exploration

Exploration activities are ongoing at the Sagar Property and the rapid results from the mobile analyzer allows for timely refining of the drilling targets. The RC drill continues to drill in this exciting target area and the diamond drill will be moved to the area shortly.

There are currently 7 priority target areas that will be either RC drilled and/or diamond drilled over the next few months in an effort to find the source of the Mistamisk boulders.

Kirk McKinnon, President and CEO of Uranium Star, commented that, "These encouraging, though early, results reinforce our conviction that thorough exploration of the Sagar will yield exciting results."

ABOUT THE COMPANY

Uranium Star Corp. is a rapidly emerging uranium exploration company with assets in Northern Quebec and Arizona. Its shares are traded on the OTCBB under the symbol URST, as well as the Frankfurt Exchange under the symbol YE5. The Company continues to focus on high priority property acquisition and exploration in order to underpin and augment the company's current property holdings.

QUALIFIED PERSON

Craig Scherba, P.Geo., is the qualified person on the project and supervised the preparation of the technical information in this release.

Except for historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors effecting the Company's operations, markets, products and prices and other factors discussed in the Company's various filings with the Securities and Exchange Commission.

CONTACT INFORMATION:

The Buick Group
Jon Ruby
Toll Free: 1-877-748-0914
Email: jruby@buickgroup.com

or

Uranium Star Corp.
Kirk McKinnon
President and CEO
(416) 364-4986 or Toll Free: 1-800-818-5442

or

Uranium Star Corp.
Richard Schler
Vice President and CFO
(416) 364-4986 or Toll Free: 1-800-818-5442
Website: www.uraniumstar.com